Execution Version
SALE AND CONTRIBUTION AGREEMENT

between

T SERIES FINANCING SPV LLC,
as the Transferee

and

T SERIES MIDDLE MARKET LOAN FUND LLC,
as the Transferor

Dated as of March 7, 2022

TABLE OF CONTENTS

Page

ARTICLE I    DEFINITIONS    1
Section 1.1.    General    1
Section 1.2.    Specific Terms    2
Section 1.3.    Other Terms    3
Section 1.4.    Computation of Time Periods    3
Section 1.5.    Certain References    4
ARTICLE II    SALE AND CONVEYANCE OF PORTFOLIO INVESTMENTS AND OTHER ASSETS    4
Section 2.1.    Conveyance of Portfolio Investments and Other Assets    4
Section 2.2.    Purchase Price    6
Section 2.3.    Payment of Purchase Price    6
Section 2.4.    Nature of the Conveyances    6
Section 2.5.    Actions Pending Completion of Conveyance    7
ARTICLE III    CONDITIONS OF SALE AND CONTRIBUTION    8
Section 3.1.    Conditions Precedent    8
ARTICLE IV    REPRESENTATIONS AND WARRANTIES    9
Section 4.1.    Representations and Warranties of the Transferor    9
Section 4.2.    Representations and Warranties of the Transferor Relating to the Agreement and the Conveyed Assets    14
Section 4.3.    Representations and Warranties of the Transferee    15
ARTICLE V    COVENANTS OF THE TRANSFEROR    16
Section 5.1.    Protection of Title of the Transferee    16
Section 5.2.    Affirmative Covenants of the Transferor    18
Section 5.3.    Negative Covenants of the Transferor    20
ARTICLE VI    REPURCHASES AND SUBSTITUTION OF PORTFOLIO INVESTMENTS    21
Section 6.1.    Substitution of Portfolio Investments    21
ARTICLE VII    ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE PORTFOLIO    22
Section 7.1.    Rights of the Transferee    23
Section 7.2.    Notice to Collateral Agent and Administrative Agent    23
ARTICLE VIII    INDEMNIFICATION    23
Section 8.1.    Indemnification by the Transferor    23
Section 8.2.    Assignment of Indemnities    24
ARTICLE IX    MISCELLANEOUS    24
Section 9.1.    Liability of the Transferor    24
Section 9.2.    Limitation on Liability    25
Section 9.3.    Amendments; Limited Agency    25
Section 9.4.    Waivers; Cumulative Remedies    25
Section 9.5.    Notices    25
Section 9.6.    Merger and Integration    26
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TABLE OF CONTENTS
(continued)
Page

Section 9.7.    Severability of Provisions    26
Section 9.8.    Governing Law; Submission to Jurisdiction    26
Section 9.9.    WAIVER OF JURY TRIAL; Service of Process    26
Section 9.10.    Costs, Expenses and Taxes    27
Section 9.11.    Counterparts    27
Section 9.12.    Bankruptcy Non-Petition and Limited Recourse; Claims    28
Section 9.13.    Binding Effect; Assignability    28
Section 9.14.    Waiver of Setoff    29
Section 9.15.    Headings and Exhibits    29
Section 9.16.    Rights of Inspection    29
Section 9.17.    Breaches of Representations, Warranties and Covenants    29
Section 9.18.    Confidentiality    30
Section 9.19.    Assignments of Portfolio Investments    30
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SALE AND CONTRIBUTION AGREEMENT
THIS SALE AND CONTRIBUTION AGREEMENT, dated as of March 7, 2022, between T SERIES MIDDLE MARKET LOAN FUND LLC, a Delaware limited liability company (the “Transferor”) and T SERIES FINANCING SPV LLC, a Delaware limited liability company (the “Transferee”).
W I T N E S S E T H:
WHEREAS, on and after the date hereof, the Transferor may, from time to time on each Conveyance Date (as defined below), sell or contribute, transfer, and otherwise convey, to the Transferee, without recourse except to the extent specifically provided herein, and the Transferee may, from time to time on each Conveyance Date, purchase or accept a contribution of all right, title and interest of the Transferor (whether now owned or hereafter acquired or arising, and wherever located) in and to the Portfolio Investments (as defined below) mutually agreed by the Transferor and the Transferee;
WHEREAS, it is the Transferor’s and the Transferee’s intention that the conveyance of the Conveyed Assets to the Transferee under each assignment agreement and this Agreement is a “true sale” or a “true contribution” for all purposes, such that, upon payment of the purchase price therefor or the making of a contribution, the Conveyed Assets will constitute property of the Transferee from and after the applicable transfer date
WHEREAS, it is contemplated that the Portfolio Investments and other related assets Conveyed to the Transferee hereunder may be pledged by the Transferee pursuant to the Credit Agreement (as defined herein) and the related Credit Documents, to the Collateral Agent, for the benefit of the Secured Parties; and
WHEREAS, the Transferor agrees that all representations, warranties, covenants and agreements made by the Transferor herein with respect to any Conveyed Assets shall also be for the benefit of any Secured Party.
NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Transferee and the Transferor, intending to be legally bound, hereby agree as follows:
ARTICLE I

DEFINITIONS
Section 1.1.General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography and other means of reproducing words in visible form. References herein to any agreement (including this Agreement, any Credit Document or underlying instrument), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Credit Documents. References herein to any requirement of law means such requirement of law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any requirement of law means that provision of such requirement of law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision. References herein to Persons include their successors and assigns permitted hereunder or under the Credit Agreement. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.
Section 1.2.Specific Terms.
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“Agreement” means this Sale and Contribution Agreement.
“Credit Agreement” means that certain Credit and Security Agreement, dated as of March 7, 2022, by and among the Transferee, as the Borrower, each of the Lenders from time to time party thereto, Barclays Bank plc, as the Administrative Agent, the Transferor, as the Servicer, and State Street Bank and Trust Company, as the Collateral Administrator, Collateral Agent, and Securities Intermediary.
“Collections” means all funds and property received in respect of the Conveyed Assets transferred hereunder, including (i) all proceeds received from the disposition of any Conveyed Assets and (ii) all interest proceeds and principal proceeds in respect of any Conveyed Assets.
“Convey” means to sell, transfer, assign, contribute, participate, substitute or otherwise convey assets hereunder (each such Conveyance being herein called a “Conveyance”).
“Conveyance Date” means the date of a Conveyance, as specified in the applicable Loan Assignment or Repurchase/Substitution Notice. With respect to Initial Conveyed Assets, the Conveyance Date shall mean, with respect to the Participation Interests in the Initial Conveyed Assets, the Effective Date, and with respect to title to the Initial Conveyed Assets, the Assignment Effective Date.
“Conveyed Assets” which shall include the Initial Conveyed Assets, means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Transferor in all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (in each case excluding the Excluded Amounts), including the property identified below in clauses (i) through (iv) below:
(i)    the Portfolio Investments, and all monies due, to become due or paid in respect of such Portfolio Investments on and after the related Conveyance Date, including, but not limited to, all Collections and other recoveries thereon, in each case as they arise after the related Conveyance Date;
(ii)    all Related Documents with respect to the Portfolio Investments;
(iii)    all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Portfolio Investments; and

(iv)    all income and Proceeds of the foregoing.
“Initial Conveyed Assets” has the meaning set forth in Section 2.1(m)(i).
“Loan Assignment” means a Loan Assignment executed by the Transferor, substantially in the form of Exhibit A attached hereto.
“Obligor” means an obligor with respect to a Portfolio Investment.
“Participation Interest” has the meaning set forth in Section 2.1(m).
“Portfolio Investment” means any loan or loan participation interest listed on Schedule I hereto (as supplemented on any subsequent Conveyance Date by the “Schedule I” attached to the applicable Loan Assignment or Repurchase/Substitution Notice, as applicable, and incorporated herein by reference), as the same may be amended, supplemented, restated or replaced from time to time.
“Purchase Price” has the meaning specified in Section 2.2.
“Related Documents” means the credit agreements, indentures, collateral agreements and other material agreements governing the Portfolio Investments.
“Repurchase” has the meaning specified in Section 6.1(a).
“Repurchase Price” means, with respect to a Portfolio Investment to be repurchased pursuant to Article VI hereof, an amount equal to the greater of the fair market value and the Purchase Price of such Portfolio Investments paid by the Transferee, less all Principal Proceeds received in respect of such Portfolio Investment from the original Conveyance Date to the date of repurchase hereunder plus any such Principal Proceeds that the Transferee shall have been required to repay to the Obligor with respect to such Portfolio Investment.
“Substitute Portfolio Investment” has the meaning specified in Section 6.1(a).
“Substitution” has the meaning specified in Section 6.1(a).
“Substitution Value” means with respect to a Portfolio Investment to be substituted pursuant to Article VI hereof, an amount equal to the fair market value in accordance with the Credit Agreement (as agreed upon between the Transferee and the Transferor at the time of such Conveyance) of such Substitute Portfolio Investment Conveyed as of such date.
“Transferee” has the meaning specified in the preamble.
“Transferor” has the meaning specified in the preamble.
Section 1.3.Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.
Section 1.4.Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

Section 1.5. Certain References. All references to the Principal Balance of a Portfolio Investment as of a Conveyance Date shall refer to the close of business on such day.
ARTICLE II

SALE AND CONVEYANCE OF PORTFOLIO INVESTMENTS
AND OTHER ASSETS
Section 1.1.Conveyance of Portfolio Investments and Other Assets.
(a)Subject to the terms and conditions of this Agreement, on and after the Effective Date, the Transferor hereby agrees to Convey, from time to time, to the Transferee, without recourse (except to the extent specifically provided herein), and the Transferee shall accept such Conveyance, on the applicable Conveyance Date all of the Transferor’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to certain interests in Conveyed Assets designated by the Transferor. The Transferor hereby acknowledges that each Conveyance to the Transferee hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Transferor.
(b)The Transferor shall on or prior to any Business Day prior to a Conveyance Date execute and deliver to the Transferee a proposed Loan Assignment identifying the Conveyed Assets to be Conveyed by the Transferor to the Transferee on such Conveyance Date. From and after such Conveyance Date, the Conveyed Assets listed on Schedule I to the related Loan Assignment shall be deemed to be listed on Schedule I hereto and constitute part of the Conveyed Assets hereunder.
(c)On or before any Conveyance Date with respect to the Conveyed Assets to be acquired by the Transferee on such Conveyance Date, the Transferor shall provide the Transferee with an officer’s certificate, in the form of Exhibit B hereto, signed by a duly authorized officer certifying, as of such Conveyance Date, to each of the items in Section 4.2.
(d)On and after each Conveyance Date hereunder and upon payment of the Purchase Price therefor, the Transferee shall own the Conveyed Assets Conveyed by the Transferor to the Transferee on such Conveyance Date, and the Transferor shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Conveyed Assets.
(e)Except as specifically provided in this Agreement, the Conveyance and acceptance of such Conveyance of any Conveyed Assets under this Agreement shall be without recourse to the Transferor; it being understood that the Transferor shall be liable to the Transferee for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Transferor for the credit risk of the Obligors.
(f)Neither the Transferee nor any assignee of the Transferee (including the Secured Parties) shall have any obligation or liability to any Obligor or client of the Transferor (including any obligation to perform any obligation of the Transferor, including with respect to any other related agreements) in respect of any Conveyed Assets (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Related Documents for Revolving Loan and Delayed Funding Term Loan, as applicable). No such obligation or liability is intended to be assumed by the Transferee or any assignee of the Transferee (including the Secured Parties) and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Conveyance of any Conveyed Assets by the Transferor to the Transferee pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Transferee or any assignee of the Transferee (including the Secured Parties), of any obligation of the Transferor, as lead agent, administrative agent, collateral agent or paying agent or any similar role under any agented Portfolio Investment.
(g)The Transferor shall provide all information, and any other reasonable assistance, to the Servicer, the Collateral Administrator and the Collateral Agent necessary for the Servicer, the Collateral Administrator or the Collateral Agent, as applicable, to conduct the management, administration and collection of all Conveyed Assets Conveyed hereunder in accordance with the terms of the Credit Agreement.
(h)In connection with each Conveyance and acceptance of Conveyance of any Conveyed Assets, the Transferor hereby grants to each of the Transferee and its assigns, the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator and the Servicer an irrevocable, non–exclusive license to use, without royalty or payment of any kind, all software used by the Transferor to account for such Conveyed Assets, to the extent necessary to administer such Conveyed Assets, whether such software is owned by the Transferor or is owned by others and used by the Transferor under license agreements with respect thereto; provided that, should the consent of any licensor of such software be required for the grant of the license described herein to be effective or for the Transferee to assign such licenses to the Servicer or any successor, the Transferor hereby agrees that upon the request of the Transferee or its assignees, the Administrative Agent, the Collateral Administrator or the Collateral Agent, the Transferor shall use its best efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable and shall terminate on the date this Agreement terminates in accordance with its terms. The Transferor (i) shall take such action reasonably requested by the Transferee or the Administrative Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Transferee and its assigns under the Credit Agreement have an enforceable ownership or security interest, as applicable, in the Conveyed Assets Conveyed to the Transferee as contemplated by this Agreement, and (ii) shall use its commercially reasonable efforts to ensure that each of the Transferee (and its assignees), the Administrative Agent, the Lenders, the Collateral Agent, the Collateral Administrator and the Servicer (or any successor) has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Conveyed Assets and/or the Related Documents.
(i)In connection with the Conveyance to the Transferee of any Conveyed Assets as contemplated by this Agreement, the Transferor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Conveyance Date, and its financial statements, that such Conveyed Assets have been purchased by or contributed to, as applicable, the Transferee in accordance with this Agreement.
(j)The Transferor further agrees to deliver to the Transferee on or before each Conveyance Date a computer file containing a true, complete and correct list of all Portfolio Investments to be Conveyed hereunder on such Conveyance Date, identified by Obligor’s name and Principal Balance as of the related Conveyance Date. Such file or list shall be marked as Schedule I to the applicable Loan Assignment and shall be delivered to the Transferee as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.
(k)The Transferor shall, at all times, continue to fulfill its obligations under, and in strict conformance with the terms of all Related Documents (other than with respect to funding obligations to Obligors in connection with Revolving Loans and Delayed Funding Term Loans, as applicable) related to any Portfolio Investments Conveyed hereunder.
(l)The Transferor and the Transferee each acknowledge with respect to itself that the representations and warranties of the Transferor in Sections 4.1 and 4.2 hereof and of the

Transferee in Section 4.3 hereof, and the covenants of the Transferor in Article V hereof, will run to and be for the benefit of the Transferee and the Collateral Agent (on behalf of the Secured Parties) and the Collateral Agent (on behalf of the Secured Parties) may enforce directly (without joinder of the Transferee when enforcing against the Transferor), the obligations of the Transferor or the Transferee, as applicable, with respect to breaches of such representations, warranties and covenants as set forth in this Agreement.
(m)Participation Interests.
(i)Notwithstanding anything to the contrary herein, the Conveyance of Conveyed Assets on the Effective Date (each such Conveyed Asset, an “Initial Conveyed Asset”), as identified on the Loan Assignment(s) delivered in connection therewith, shall take the form of a grant of a 100% undivided participation interest in such Initial Conveyed Asset (a “Participation Interest”), the legal title to which is held by the Transferor, and for which the Transferee shall acquire the Participation Interest and assume and agree to perform and comply with all assumed obligations of the Transferor with respect to the related Initial Conveyed Asset. The parties hereby agree to treat the transfer of any Participation Interests by Transferor to Transferee as a sale and purchase on all of their respective relevant books and records as otherwise provided in this Section 2.2.
(ii)The Transferor and the Transferee hereby acknowledge and agree that (A) each sale of a Participation Interest is being effectuated pursuant to this Agreement instead of an assignment of Transferor’s legal interest in and title (the transfer of which to Transferee will not be effective until the individual assignments of the related Initial Conveyed Asset become effective) to the related Initial Conveyed Asset because the conditions precedent under the related underlying instruments to the transfer, assignment and conveyance of the Transferor’s legal interest in and title to such Initial Conveyed Asset may not be fully satisfied as of the applicable Conveyance Date and (B) any Conveyance of a Participation Interest hereunder shall have the consequence that the Transferor does not have an equitable interest in the related Initial Conveyed Asset and the Transferee holds 100% of the equitable interest in such Initial Conveyed Asset. At no additional cost to the Transferee, the Transferor will prepare individual assignments consistent with the requirements of the related underlying instruments and provide them to any Persons required under such underlying instruments, which assignments will become effective in accordance with such underlying instruments upon obtaining certain consents thereto or upon the passage of time or both. The Transferor shall pay any transfer fees and other expenses payable in connection with such assignments. Upon any such assignment becoming effective (each, an “Assignment Effective Date”), the Transferor and the Transferee agree, for administrative convenience, that the Transferor shall, in accordance with the Credit Agreement (on behalf of the Transferee), transfer or cause the transfer of the related Initial Conveyed Asset directly to the Securities Intermediary for the Transferee.
(iii)The Transferor shall direct all obligors, administrative agents and loan agents (as applicable) with respect to the participated Initial Conveyed Asset to pay any Interest Proceeds and Principal Proceeds with respect thereto into the applicable Collateral Account. Upon the Transferor’s receipt of any Interest Proceeds or Principal Proceeds, the Transferee hereby instructs the Transferor to remit, and Transferor shall remit, or cause to be remitted, such Interest Proceeds or Principal Proceeds, as applicable, within two Business Days of its receipt thereof directly to the applicable Collateral Account.

(iv)Upon receipt by the Transferee or the Securities Intermediary of the effective assignment of any participated Initial Conveyed Asset pursuant to this Section 2.2(m), the Transferor, for value received, hereby conveys to the Transferee, and the Transferee hereby purchases from the Transferor (A) all of Transferor’s right, title and interest in, to and under the assigned Initial Conveyed Asset and (B) all right, title and interest with respect thereto (including all obligations of the Transferor as lender to fund any Initial Conveyed Asset conveyed by Transferor to Transferee).
(v)The Transferor (individually and on behalf of its Affiliates) shall not be obligated to make any payment to the Transferee in anticipation of the receipt of funds from the related obligor with respect to any Participation Interest. If the Transferor (individually or on behalf of its Affiliates) is required at any time to return to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by the obligor to the Transferor or any such Affiliates and transferred by the Transferor to (and paid to) the Transferee, then the Transferee shall, on demand of the Transferor, forthwith return to or at the direction of the Transferor any such payments transferred (and paid) to the Transferee by or on behalf of the Transferor in respect of the Participation Interest, but without interest on such payments (unless the Transferor or such Affiliate is required to pay interest on such amounts to the Person recovering such payments).
(vi)With respect to each Initial Conveyed Asset that is the subject of a Participation Interest, in the event the Transferor receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification (howsoever denominated) under or in respect of any related underlying instruments or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, the Transferor will give prompt notice thereof to the Transferee. In any such event, the Transferor will, with respect to the Initial Conveyed Asset that is the subject of the Participation Interest to the extent permitted by the underlying instruments, exercise all voting and other powers of consensual ownership relating to such amendment, supplement, consent, waiver or other modification (howsoever denominated) or the exercise of such rights or remedies as the Transferee directs the Transferor in writing.
Section 1.2.Purchase Price. The purchase price for each item of Conveyed Assets Conveyed to the Transferee hereunder (the “Purchase Price”) shall be in a dollar amount equal to the fair market value of such Portfolio Investment as determined from time to time by the Transferor and the Transferee.
Section 1.3.Payment of Purchase Price.
(a)The Purchase Price for any Conveyed Assets Conveyed by the Transferor to the Transferee on any Conveyance Date shall be paid (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, Transferor shall be deemed to have made a capital contribution to the Transferee equal to the difference between the Purchase Price and the cash consideration (a “Contribution”). The applicable Loan Assignment shall specify the portions of the Purchase Price to be paid in cash and as a contribution.
(b)The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Conveyance Date to an account designated by the Transferor on or before such Conveyance Date or by means of proper accounting entries being entered upon the accounts and records of the Transferor and the Transferee on the applicable Conveyance Date.

(c)Upon the payment of the Purchase Price for any Conveyance, title to the Conveyed Assets (or, in the case of a Participation Interest, the rights granted hereunder in respect thereof) included in such Conveyance shall vest in the Transferee, whether or not the conditions precedent to such Conveyance and the other covenants and agreements contained herein were in fact satisfied; provided that the Transferee shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Transferor in fact to satisfy any such condition precedent, covenant or agreement.
Section 1.4.Nature of the Conveyances.
(a)It is the express intent of the parties hereto that the Conveyance of any Conveyed Assets by the Transferor to the Transferee hereunder be, and be treated for all purposes (other than tax and accounting purposes) as an absolute sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Conveyed Assets. It is, further, not the intention of the parties that such Conveyance be deemed a pledge of the related Conveyed Assets by the Transferor to the Transferee to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, any Conveyed Assets are held to continue to be property of the Transferor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be a “security agreement” within the meaning of Article 9 of the UCC; (ii) the Transferor hereby grants to the Transferee of a first priority security interest (subject only to Permitted Liens) (and such security interest is hereby assigned by the Transferor to the Collateral Agent, for the benefit of the Secured Parties) in all of the Transferor’s right, title and interest in and to such Conveyed Assets and all amounts payable to the holders of such Conveyed Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collateral Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Conveyed Assets together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Transferee (or the Securities Intermediary) of such Conveyed Assets and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Transferee for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Transferee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Transferee and the Transferor shall, to the extent consistent with this Agreement and the other Credit Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in any Conveyed Assets, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Transferee shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.
(b)It is the intention of each of the parties hereto that any Conveyed Assets Conveyed by the Transferor to the Transferee pursuant to this Agreement shall constitute assets owned by the Transferee and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law. The Transferor represents and warrants that the Conveyed Assets are being Conveyed with the intention of removing them from the Transferor’s estate pursuant to Section 541 of the Bankruptcy Code.

Section 1.5.Actions Pending Completion of Conveyance.
(a)On or before the applicable settlement date with respect to each Conveyed Asset, the Transferor shall direct the underlying administrative agent for each Conveyed Asset to remit all Collections in respect of such Conveyed Asset that are due and payable on or after the applicable settlement date to the applicable Collateral Account.
(b)Each party shall use commercially reasonable efforts to, as soon as reasonably practicable after the trade date therefor, cause the Transferee to become a lender under the underlying instrument with respect to the Transferor’s interest in the applicable Conveyed Asset and take such action as shall be mutually agreeable in connection therewith and in accordance with the terms and conditions of the underlying instrument and consistent with the terms of this Agreement.
(c)Pending settlement of the assignment of a Conveyed Asset in accordance with the applicable underlying instruments, the Transferor shall comply with any written instructions provided to the Transferor by or on behalf of the Transferee with respect to voting rights to be exercised by holders of the applicable Conveyed Asset, other than with respect to any voting rights that are not permitted to be participated pursuant to the terms of the applicable underlying instrument.
ARTICLE III

CONDITIONS OF SALE AND CONTRIBUTION
Section 1.1.Conditions Precedent. The Conveyance to take place on the initial Conveyance Date and each Conveyance to take place on a subsequent Conveyance Date hereunder shall be subject to the further conditions precedent that:
(a)The following statements shall be true:
(i)The representations and warranties of the Transferor contained in Sections 4.1 and 4.2 (x) concerning the Conveyed Assets shall be true and correct in all respects on and as of such Conveyance Date and (y) concerning all other matters shall be true and correct on and as of such Conveyance Date in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), before and after giving effect to the Conveyance to take place on such Conveyance Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date, which shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date);
(ii)The Transferor is in compliance in all respects with (x) each of its covenants and other agreements set forth herein and (y) all obligations required by the Related Documents with respect to the applicable Conveyed Assets; and
(iii)No Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Conveyance by the Transferee in accordance with the provisions hereof.

(b)The Transferee shall have received a duly executed and completed Loan Assignment along with a Schedule I that is true, accurate and complete in all respects as of the related Conveyance Date.
(c)All organizational and legal proceedings, and all instruments in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Transferee, and the Transferee shall have received from the Transferor copies of all documents (including records of corporate proceedings) relevant to the transactions herein contemplated as the Transferee may reasonably have requested.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 1.1.Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Transferee relies in acquiring any Conveyed Assets Conveyed hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of the execution and delivery of this Agreement and as of each Conveyance Date (unless a specific date is specified below), the Transferor represents and warrants to the Transferee for the benefit of the Transferee and each of its successors and assigns that:
(a)Organization. The Transferor has been duly formed and is validly existing the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Credit Document to which it is a party and to consummate the transactions herein and therein contemplated, and has the power, authority and legal right to acquire, own and convey the Conveyed Assets.
(b)Due Qualification; Good Standing. The Transferor is duly qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a material adverse effect on any Conveyance.
(c)Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary corporate power, authority and legal right to (x) execute and deliver this Agreement, each Loan Assignment and the other Credit Documents to which it is a party and (y) carry out the terms of this Agreement, each Loan Assignment and the other Credit Documents to which it is a party and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement, each Loan Assignment and the other Credit Documents to which it is a party and the sale and assignment of an ownership interest in the Conveyed Assets on the terms and conditions herein provided. This Agreement, each Loan Assignment and each other Credit Document to which the Transferor is a party have been duly executed and delivered by the Transferor.
(d)Valid Conveyance; Binding Obligations. This Agreement, each Loan Assignment and the other Credit Documents to which the Transferor is party have been and, in the case of each Loan Assignment delivered after the Effective Date, will be, duly executed and delivered by the Transferor, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Conveyances of Conveyed Assets, enforceable against the Transferor and creditors of and purchasers from the Transferor, and the execution, delivery and performance of this Agreement, each Loan Assignment and each such other Credit Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement, each Loan Assignment and each other Credit Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (B) equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law).
(e)No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment and each other Credit Document to which the Transferor is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate, in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a material default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected which has not otherwise been obtained.
(f)No Proceedings. The Transferor is not subject to any Adverse Proceeding.
(g)No Consents. The Transferor has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement, each Loan Assignment and each other Credit Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to obtain or remain in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(h)State of Organization, Etc. Except as permitted hereunder, the Transferor’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Transferor has not changed its name since its formation; does not have tradenames, fictitious names, assumed names or “doing business as” names. The chief executive office of the Transferor (and the location of the Transferor’s records regarding the Conveyed Assets (other than those delivered to the Collateral Agent)) is at the address of the Transferor set forth in Section 9.5 hereto. The Transferor’s only jurisdiction of formation is the State of Delaware, and, except as permitted hereunder, the Transferor has not changed its jurisdiction of formation.
(i)Solvency. As of the date of this Agreement and after giving effect to the transactions contemplated by this Agreement, the Transferor will be Solvent.
(j)Selection Procedures. No procedures believed by the Transferor to be adverse to the interests of the Transferee were utilized by the Transferor in identifying and/or selecting the Portfolio Investments included in the Conveyed Assets.
(k)Compliance with Laws. The Transferor has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Conveyed Assets, except where noncompliance would not reasonably be expected to have a Material Adverse Effect.
(l)Taxes. With respect to the Conveyed Assets, the Transferor has timely filed all Tax returns required by Applicable Law to have been filed by it; to the best of its knowledge, all such Tax returns are true and correct in all material respects; and the Transferor has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except, in each case (x) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (y) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(m)Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Credit Documents (including, without limitation, the use of the proceeds from the Conveyance of the Conveyed Assets) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Transferor does not own or intend to carry or purchase, and no proceeds from the Conveyance of the Conveyed Assets will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.
(n)Loan Assignments. Each Loan Assignment is accurate in all respects.
(o)No Liens, Etc. The Conveyed Assets to be acquired by Transferee hereunder is owned by the Transferor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Transferor has the full right, corporate power and lawful authority to Convey (subject to receipt of any consents required pursuant to the applicable Related Documents) the same and interests therein and, upon the Conveyance thereof hereunder, the Transferee will have acquired good and marketable title to and a valid and perfected ownership interest in such Conveyed Assets, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective financing statement reflecting the Transferor or the Transferor’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Conveyed Assets Conveyed hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Credit Agreement.
(p)Information True and Correct. All information heretofore furnished by or on behalf of the Transferor to the Transferee or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is and will be (when taken as a whole) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not omit to state a material fact necessary to make the statements contained therein not misleading; provided that, solely with respect to information furnished by the Transferor which was provided to the Transferor from an Obligor with respect to a Portfolio Investment, such information shall only need to be true, complete and correct to the actual knowledge of the Transferor.
(q)ERISA Compliance. (i) The Transferor does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; (ii) except as would not reasonably be expected to result in a Material Adverse Effect, the Transferor has not within the last six years sponsored or maintained any Plan and (iii) the Transferor has not within the last six years contributed to, or been required to contribute to and does not have any liability with respect to any Plan (including, in the case of contribution or liability with respect to a Plan, on behalf of an ERISA Affiliate).
(r)Investment Company Status. The Transferor (i) is not required to register as an “investment company” under the provisions of the Investment Company Act and (ii) has elected to be regulated as a “business development company” for purposes of the Investment Company Act.

(s)Intent of the Transferor. The Transferor has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Conveyed Assets to the Transferee with any intent to hinder, delay or defraud any of the Transferor’s creditors.
(t)Value Given. The Transferor has received reasonably equivalent value from the Transferee in exchange for the Conveyance of such Conveyed Assets Conveyed hereunder. No such Conveyance has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(u)Accounting. Other than for tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Conveyed Assets by the Transferor to the Transferee.
(v)No Broker-Dealers. The Transferor is not a broker-dealer or subject to the Securities Investor Protection Act of 1970, as amended.
(w)Conveyance Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Transferor Conveys the Conveyed Assets Conveyed by it to the Transferee.
(x)Security Interest.
(i)This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Conveyed Assets in favor of the Transferee and the Collateral Agent (as assignee, for the benefit of the Secured Parties), which security interest is prior to all other Liens (except for Permitted Liens), validly perfected under Article 9 of the UCC and is enforceable as such against creditors of and purchasers from the Transferor;
(ii)the Portfolio Investments, along with the Related Documents, constitute either a “general intangible,” an “instrument,” an “account,” “securities entitlement,” “tangible chattel paper”, “certificated security,” “uncertificated security,” “supporting obligation,” or “insurance” (each as defined in the applicable UCC), real property and/or such other category of collateral under the applicable UCC as to which the Transferor has complied with its obligations under this Section 4.1(x).
(iii)the Transferor owns and has good and marketable title to the Conveyed Assets Conveyed by it to the Transferee hereunder on such Conveyance Date, free and clear of any Lien (other than Permitted Liens) or claim of any Person;
(iv)the Transferor has received all consents and approvals required by the terms of the Related Documents in respect of any Portfolio Investment, to the Conveyance thereof and the granting of a security interest in the Portfolio Investments hereunder to the Transferee;
(v)the Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest of the Transferee in that portion of the Conveyed Assets in which a security interest may be perfected by filing granted hereunder to the Transferee; provided that filings in respect of real property shall not be required; and

(vi)other than the security interest granted to the Transferee (and the Collateral Agent as assignee for the benefit of the Secured Parties), the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Conveyed Assets. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Conveyed Assets other than any financing statement (A) relating to the security interest granted to the Transferee (and the Collateral Agent as assignee for the benefit of the Secured Parties) under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the date hereof.
(y)Set-Off, Etc. No Conveyed Assets have been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or the Obligor thereof (except, with respect to the Obligor only, if such action has occurred to a Conveyed Assets without the consent of the Transferor), and no Conveyed Assets are subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Conveyed Assets or otherwise, by the Transferor or the Obligor with respect thereto (except, with respect to the Obligor only, if such action has occurred to a Conveyed Assets without the consent of the Transferor), except for any Material Modification or amendments, extensions or modifications to such Conveyed Assets otherwise permitted under Section 6.03 of the Credit Agreement and in accordance with the Servicing Standard.
(z)Full Payment. As of the related Conveyance Date thereof, the Transferor has no knowledge of any fact which should lead it to expect that any Conveyed Assets will not be paid in full.
(aa)Anti-Corruption Laws and Sanctions. The Transferor and, to its knowledge, its employees, members and agents are in material compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Transferor being designated as a Sanctioned Person. None of (i) the Transferor or (ii) to the knowledge of the Transferor, any director, manager, employee or agent of the Transferor or Servicer actively involved in the transactions contemplated by the Credit Documents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(ab)Sanctions. Neither the Transferor nor any of its Subsidiaries is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns.
It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Conveyance of any Conveyed Assets to the Transferee, (y) the grant of a first priority perfected security interest in, to and under such Conveyed Assets pursuant to the Credit Agreement by the Transferee and (z) the termination of this Agreement and the Credit Agreement. Upon discovery by the Transferor or the Transferee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.
Section 1.2.Representations and Warranties of the Transferor Relating to the Agreement and the Conveyed Assets. The Transferor makes the following representations and warranties, on which the Transferee relies in acquiring the Conveyed Assets Conveyed hereunder and each of the Secured Parties relies upon in entering into the Credit Agreement. As of each Conveyance Date (unless a specific date is specified below), the Transferor represents and warrants to the Transferee for the benefit of the Transferee and each of its successors and assigns that:
(a)Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Transferee of all right, title and interest in, to and under all Conveyed Assets, free and clear of any Lien of any Person claiming through or under the Transferor or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Conveyed Assets to the Transferee which upon the delivery of the Related Documents and the filing of the financing statements shall be a first priority perfected security interest in all Conveyed Assets, subject only to Permitted Liens. Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collateral Accounts; provided that if this Agreement constitutes only a grant of a security interest in such property, then the Transferor shall have the rights in such property as a debtor for purposes of the UCC.
(b)Eligibility of Portfolio Investments. As of each Conveyance Date, (i) Schedule I is an accurate and complete listing of all Conveyed Assets as of the related Conveyance Date and the information contained therein with respect to the identity of such Conveyed Assets and the amounts owing thereunder is true and correct as of the related Conveyance Date, (ii) all such Conveyed Assets satisfy the Eligibility Criteria and (iii) with respect to each item of the Conveyed Assets all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Transferor in connection with the transfer of an ownership interest or security interest in each item of Conveyed Assets to the Transferee have been duly obtained, effected or given and are in full force and effect.
(c)No Fraud. Each Portfolio Investment was originated without any fraud or material misrepresentation by the Transferor or, to the best of the Transferor’s knowledge, on the part of the Obligor.
It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Conveyance of any Conveyed Assets to the Transferee, (y) the grant of a first priority perfected security interest in, to and under such Conveyed Assets pursuant to the Credit Agreement by the Transferee and (z) the termination of this Agreement and the Credit Agreement. Upon discovery by the Transferor or the Transferee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.
Section 1.3.Representations and Warranties of the Transferee. The Transferee makes the following representations and warranties, on which the Transferor relies in selling any Conveyed Assets to the Transferee hereunder. As of the execution and delivery of this Agreement and as of each Conveyance Date (unless a specific date is specified below), the Transferee represents and warrants to the Transferor for the benefit of the Transferor and each of its successors and assigns that.

(a)Organization and Good Standing. The Transferee has been duly formed and is validly existing the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each Loan Assignment and to consummate the transactions herein and therein contemplated, and has the power, authority and legal right to acquire and own any Conveyed Assets.
(b)Due Qualification. The Transferee is duly qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a material adverse effect on any Conveyance.
(c)Power and Authority; Due Authorization; Execution and Delivery. The Transferee (i) has all necessary corporate power, authority and legal right to (x) execute and deliver this Agreement and each Loan Assignment and (y) acquire any Conveyed Assets and (ii) has duly authorized by all necessary limited liability company action the execution, delivery and performance of this Agreement, and the acquisition of the Conveyed Assets on the terms and conditions herein provided. This Agreement has been duly executed and delivered by the Transferee.
(d)No Consents. The Transferee has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each Loan Assignment and each such consent and authorization is in full force and effect except where the failure to obtain or remain in full force and effect would not reasonably be expected to have a Material Adverse Effect.
(e)No Violation. The execution, delivery and performance of this Agreement and each Loan Assignment and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate, in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a material default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected which has not otherwise been obtained.
(f)Value Given. The Transferee has given reasonably equivalent value to the Transferor in exchange for the Conveyance of such Conveyed Assets, which amount the Transferee hereby agrees is the fair market value of such Conveyed Assets. No such Conveyance has been made for or on account of an antecedent debt owed by the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(g)No Proceedings. The Transferor is not subject to any Adverse Proceeding.
(h)Conveyance Agreement. This Agreement and the Loan Assignments contemplated herein are the only agreements or arrangements pursuant to which the Transferee accepts Conveyance of any Conveyed Assets Conveyed to it by the Transferor.
(i)Investment Company Act. The Transferee is not required to register as an “investment company” under the provisions of the Investment Company Act.
(j)Compliance with Law. The Transferee has complied in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Conveyed Assets, except where noncompliance would not reasonably be expected to have a Material Adverse Effect.
ARTICLE V

COVENANTS OF THE TRANSFEROR
Section 1.1.Protection of Title of the Transferee.
(a)On or prior to the Effective Date, the Transferor shall have filed or caused to be filed UCC-1 financing statements, naming the Transferor as “Debtor”, naming the Transferee as “Assignor Secured Party”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “Assignee of Assignor Secured Party”, and describing the Conveyed Assets to be acquired by the Transferee, with the office of the Secretary of State of the state of the jurisdiction of organization of the Transferor. From time to time thereafter, the Transferor shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Transferee or any assignee thereof) to fully perfect, preserve, maintain and protect the ownership interest of the Transferee under this Agreement and the security interest of the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, in the Conveyed Assets acquired by the Transferee hereunder, as the case may be, and in the proceeds thereof. The Transferor shall deliver (or cause to be delivered) to the Transferee, the Collateral Agent, the Servicer and the Administrative Agent (who will provide each Lender (except if such Lender is also the Administrative Agent) with a copy promptly upon receipt thereof) file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Transferor agrees that it will from time to time, at its expense, take all actions, that the Transferee, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Conveyance hereunder and the security and/or interest granted in any Conveyed Assets Conveyed hereunder, or to enable the Transferee, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Credit Document.
(b)On or prior to each Conveyance Date hereunder, the Transferor shall take all steps necessary under all Applicable Law in order to Convey to the Transferee the Conveyed Assets being acquired by the Transferee on such Conveyance Date so that, upon the Conveyance of such Conveyed Assets from the Transferor to the Transferee pursuant to the terms hereof on such Conveyance Date, the Transferee will have acquired good and marketable title to and a valid and perfected ownership interest in such Conveyed Assets, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Conveyance Date hereunder, the Transferor shall take all steps required under Applicable Law in order for the Transferee to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Conveyed Assets being Conveyed by the Transferee on such Conveyance Date and, from time to time thereafter, the Transferor shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Transferee’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), any Conveyed Assets which has been acquired by the Transferee hereunder.
(c)The Transferor shall direct any agent or administrative agent for any Conveyed Assets originated or acquired by the Transferor to remit all payments and collections with respect to such Conveyed Assets and direct the Obligor (or the relevant agent under the applicable Underlying Instruments) with respect to such Portfolio Investment to remit all such payments and collections directly to the applicable Collateral Account. The Transferor shall direct or cause only funds constituting payments and collections relating to such Conveyed

Assets to be deposited into the Collateral Accounts. In the event any payments relating to any Conveyed Assets are remitted directly to the Transferor or any Affiliate of the Transferor, the Transferor will remit (or will cause all such payments to be remitted) directly to the applicable Collateral Account within three (3) Business Days following receipt thereof, and, at all times prior to such remittance, the Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Transferee and its assignees. Until so deposited, all such Interest Proceeds and Principal Proceeds shall be held in trust for the Transferee or its assignees by the Transferor.
(d)The Transferor shall not change its name, identity or corporate structure in any manner that would make any financing statement referred to in Section 3.1 or any other financing statement filed pursuant to this Agreement or in connection with any Conveyance hereunder or continuation statement filed by the Transferor (or by the Transferee, the Administrative Agent or the Collateral Agent on behalf of the Transferor) materially misleading or change its jurisdiction of organization, unless the Transferor shall have given the Transferee, the Administrative Agent and the Collateral Agent at least 30 days (or such shorter period as agreed to by the Administrative Agent in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and shall provide a copy of such amendments to the Transferee, the Collateral Agent and the Administrative Agent together with written confirmation to the effect that all appropriate amendments or other documents in respect of previously filed statements have been filed).
(e)The Transferor shall mark its master data processing records so that, from and after the time of Conveyance under this Agreement of the related Conveyed Assets to the Transferee and the grant of a security interest in such Conveyed Assets by the Transferee to the Collateral Agent for the benefit of the Secured Parties under the Credit Agreement, the Transferor’s master data processing records (including archives) that refer to such Conveyed Assets shall indicate clearly that such Conveyed Assets have been Conveyed to the Transferee hereunder and pledged by the Transferee to the Collateral Agent, on behalf of the Secured Parties, under the Credit Agreement. Indication of the Collateral Agent’s security interest for the benefit of the Secured Parties in any Conveyed Assets shall be deleted from or modified on the Transferor’s computer systems when, and only when, such Conveyed Assets shall be (i) paid off by the related Obligor, (ii) purchased or substituted by the Transferor in accordance with Article VI or (iii) released by the Collateral Agent pursuant to Section 8.02(h) of the Credit Agreement.
(f)If the Transferor fails to perform any of its obligations hereunder, the Transferee may (but shall not be required to) perform, or cause performance of, such obligation; and the Transferee’s costs and expenses incurred in connection therewith shall be payable by the Transferor as provided in Section 8.1. The Transferor irrevocably authorizes the Transferee at any time and from time to time at the Transferee’s sole discretion and appoints the Transferee as its attorney–in–fact pursuant to a power of attorney substantially in the form of Exhibit C to act on behalf of the Transferor (i) to file financing statements on behalf of the Transferor, as debtor, necessary or desirable in the Transferee’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Transferee in any Conveyed Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to any Conveyed Assets as a financing statement in such offices as the Transferee in its sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Transferee in any Conveyed Assets. This appointment is coupled with an interest and is irrevocable.
Section 1.2.Affirmative Covenants of the Transferor. From the date hereof until payment in full of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement obligations) and termination of the Financing Commitments:
(a)Compliance with Law. The Transferor will comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)Preservation of Company Existence. The Transferor will do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited liability company and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited liability company, in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability this Agreement and the Conveyed Assets.
(c)Performance and Compliance with Conveyed Assets. The Transferor will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under any Conveyed Assets and all other agreements related to such Conveyed Assets.
(d)Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing any Conveyed Assets in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of any Conveyed Assets.
(e)Separate Identity. The Transferor acknowledges that the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Credit Agreement and the other Credit Documents in reliance upon the Transferee’s identity as an entity being separate from the Transferor and each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor will take all reasonable steps including, all steps that the Administrative Agent and the Collateral Agent may from time to time reasonably request to maintain the Transferee’s identity as an entity that is separate from the Transferor and each other Affiliate of the Transferor and to make it manifest to third parties that the Transferee is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof (other than for tax purposes) and not just a division of the Transferor or any such other Affiliate. Without limiting the generality of the foregoing, the Transferor agrees that it will not take any action that would cause a violation of Section 6.02(y)-(gg) of the Credit Agreement by the Transferee.
(f)Cooperation with Requests for Information or Documents. The Transferor will cooperate fully with all reasonable requests of the Transferee and its assigns regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Transferee and its assignees to carry out their responsibilities under the Credit Documents.
(g)Taxes. The Transferor will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Transferor or upon the income, profits or property of the Transferor; provided that the Transferor shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect.
(h)Notices. The Transferor will furnish to the Transferee and the Administrative Agent in writing (including via email) promptly upon (and in no event later than three (3) Business Days (or, in the case of an Event of Default, one (1) Business Day) after) the occurrence of any of the following:
(i)any Adverse Proceeding;
(ii)any Default or Event of Default;
(iii)the Transferor obtaining actual knowledge that an event that it believes would constitute a Revaluation Event has occurred;
(iv)any material adverse claim asserted against any material portion of the Portfolio Investments or any other material portion of the Collateral.
(i)Other. The Transferor will furnish to the Transferee, the Collateral Agent and the Administrative Agent promptly, from time to time such other information, documents, records or reports respecting any Conveyed Assets or the condition or operations, financial or otherwise, of the Transferor as the Transferee, the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Transferee, the Administrative Agent, the Collateral Agent, the Lenders or the Secured Parties under or as contemplated by this Agreement and the other Credit Documents.
(j)Opinion. The Transferor shall take all actions consistent with and shall not take any action contrary to the assumptions in the opinions of Mayer Brown LLP, dated as of the Effective Date, relating to certain true sale and non-consolidation matters.
Section 1.3.Negative Covenants of the Transferor. From the date hereof until payment in full of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement obligations) and termination of the Financing Commitments:
(a)Conveyed Assets Not to be Evidenced by Instruments. The Transferor will take no action to cause any Conveyed Assets that are not, as of the related Conveyance Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Conveyed Assets.
(b)Security Interests. Except as otherwise permitted herein and in the Credit Agreement, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Conveyed Assets Conveyed by the Transferor to the Transferee hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Transferor will not sell, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in any Conveyed Assets Conveyed by the Transferor to the Transferee hereunder. The Transferor will promptly notify the Transferee, the Collateral Agent and the Administrative Agent (who will provide each Lender (except if such Lender is also the Administrative Agent) with a copy promptly upon receipt thereof) of the existence of any Lien on any Conveyed Assets and the Transferor shall defend the right, title and interest of the Transferee and the Collateral Agent, on behalf of the Secured Parties, in, to and under such Conveyed Assets against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any portion of such Conveyed Assets.

(c)Transfer of Transferee Membership Interests. The Transferor shall not transfer, pledge, assign, participate or otherwise encumber its membership interests in the Transferee without the prior written consent of the Administrative Agent and the delivery of an acceptable (in the Administrative Agent’s reasonable discretion) non-consolidation opinion.
(d)Accounting of Conveyances. Other than for tax and consolidated accounting purposes, the Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Portfolio Investments to the Transferee.
(e)Limitation on Financing Activities. The Transferor shall not, directly or indirectly, advance or contribute to the Transferee any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (g) shall not prohibit the Transferor from contributing Portfolio Investments to the Transferee as contemplated herein.
(f)Deposits to Special Accounts. The Transferor will not deposit or otherwise credit, or cause to be so deposited or credited, to any Collateral Account cash or cash proceeds other than Principal Proceeds and Interest Proceeds in respect of any Conveyed Assets.
(g)Changes in Payment Instructions to Obligors. The Transferor will not make any change, or permit the Servicer to make any change, in its instructions to Obligors (or administrative agents) regarding payments to be made to the Transferor or the Servicer or payments to be made to the applicable Collateral Account, unless the Transferee and the Administrative Agent have consented to such change.
ARTICLE VI

REPURCHASES AND SUBSTITUTION OF PORTFOLIO INVESTMENTS
Section 1.1.Substitution of Portfolio Investments.
(a)The Transferor may (in accordance with and subject to the requirements of the Credit Agreement) from time to time agree with the Transferee (in each of their sole discretion) to effect either (i) repurchase a Portfolio Investments (each a “Repurchase”) or (ii) replace a Portfolio Investment with another Portfolio Investment (each such replacement, a “Substitution” and such new Portfolio Investment, a “Substitute Portfolio Investment”) in each case in accordance with and subject to all applicable requirements set forth in the Credit Agreement (including, without limitation Sections 1.02(c), 1.03, 1.04 and 1.06 of the Credit Agreement).
(b)The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:
(i)the representations and warranties of the Transferor contained in Sections 4.1 and 4.2 (x) concerning the Substitute Portfolio Investments shall be true and correct in all respects on and as of such date and (y) concerning all other matters shall be true and correct on and as of such date in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), before and after giving effect to the Substitution to take place on such date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date, which shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date);

(ii)no selection procedures adverse to the interests of the Transferee, the Administrative Agent, the Lenders or the other Secured Parties were utilized by the Transferor in the selection of the Portfolio Investment to be replaced by the Substitute Eligible Portfolio Investment; and
(iii)all terms, provisions, representations, warranties and covenants hereunder with respect to Portfolio Investments that have been Conveyed by the Transferor to the Transferee hereunder shall apply equally to Substitute Eligible Portfolio Investments.
(c)In connection with the Repurchase or Substitution, the Transferee shall deliver written notice thereof to the Administrative Agent substantially in the form set forth in Exhibit D hereto (each, a “Repurchase/Substitution Notice”), designating the Conveyance Date and attaching a supplement to Schedule I identifying the Portfolio Investments and, as applicable, the Substitute Portfolio Investments to be Conveyed and the Repurchase Price or Substitution Value, as applicable, with respect to such Conveyance. On the terms and subject to the conditions set forth in this Agreement and the Credit Agreement, the Transferee shall Convey to the Transferor without recourse (except to the extent specifically provided herein), and the Transferor shall accept such Conveyance, on the applicable Conveyance Date, all of the Transferee’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Portfolio Investment then reported by the Transferee on the Schedule I attached to the related Repurchase/Substitution Notice, together with all Related Documents and proceeds of the foregoing. In the case of a Substitution, Transferor shall then Convey to the Transferee without recourse (except to the extent specifically provided herein), and the Transferee shall accept such Conveyance, on the applicable Conveyance Date, all of the Transferor’s right, title and interest (whether now owned or hereafter acquired or arising, and wherever located) in and to each Substitute Portfolio Investment then reported by the Transferee on the Schedule I attached to the related Repurchase/Substitution Notice, together with all proceeds of the foregoing. For the avoidance of doubt, Schedule I, when delivered in accordance with the terms hereof, shall automatically be deemed to update any previously delivered Schedule I without the need for action or consent on the part of any Person.
(d)The aggregate Current Market Value Amount of all Portfolio Investments which are transferred by the Transferee to the Transferor or an Affiliate thereof in connection with a Substitution or a Repurchase shall not exceed during any 12-month rolling period (or such lesser number of months as shall have elapsed since the Effective Date) in the aggregate 30% (or such higher percentage as agreed to by the Administrative Agent) of the Adjusted Market Value Amount of all Portfolio Investments measured as of the date of such Substitution or Repurchase.
ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE PORTFOLIO
Section 1.1.Rights of the Transferee.
(a)Except as set forth in Sections 6.1 and 6.2 with respect to the Repurchase or Substitution of certain Portfolio Investments, the Transferee shall have no obligation to account for, replace, substitute or return any Conveyed Assets to the Transferor. The Transferee shall have no obligation to account for or to return Interest Proceeds or Principal Proceeds, or any interest or other finance charge collected pursuant thereto, to the Transferor, irrespective of whether such Interest Proceeds and Principal Proceeds and charges are in excess of the Purchase Price for such Conveyed Assets.

(b)The Transferee shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with any Conveyed Assets and all of the Transferee’s right, title and interest in, to and under this Agreement, pursuant to this Agreement or the Credit Agreement.
(c)The Transferee shall have the sole right to retain any gains or profits created by buying, selling or holding any Conveyed Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.
Section 1.2.Notice to Collateral Agent and Administrative Agent. The Transferor agrees that, concurrently with its delivery to the Transferee, copies of all notices, reports, documents and other information required to be delivered by the Transferor to the Transferee hereunder shall be delivered by the Transferor to the Collateral Agent and the Administrative Agent.
ARTICLE VIII
INDEMNIFICATION
Section 1.1.Indemnification by the Transferor.
(a)Without limiting any other rights which the Transferee, any assignee of the Transferee or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each an “Indemnified Party”) may have hereunder or under Applicable Law, the Transferor hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of incurred by or asserted against any Indemnified Party arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties thereto of their respective obligations (including, without limitation, any breach of any representation or warranty made by the Transferor hereunder or the exercise of the parties thereto of their respective rights) or the consummation of the transactions contemplated hereby, (2) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto or is pursuing or defending any such action, (3) the exercise by the Transferee of its rights and remedies under this Agreement or any Loan Assignment, or (4) any enforcement by an Indemnified Party of this Agreement or any Loan Assignment, including the indemnity obligations herein; excluding, however, (a) any such amounts resulting solely from any gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party or (b) Portfolio Investments that are uncollectible due to the Obligor’s financial inability to pay.
(b)If for any reason the indemnification provided above in this Section 8.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Transferor, as the case may be, on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
(c)Indemnification under this Section 8.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
(d)If the Transferor has made any payments in respect of Indemnified Amounts to an Indemnified Party pursuant to this Section 8. 1 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Transferor in an amount equal to the amount it has collected from others in respect of such Indemnified Amounts, without interest.
(e)The obligations of the Transferor under this Section 8.1 shall survive the termination of this Agreement.
Section 1.2.Assignment of Indemnities. The Transferor acknowledges that, pursuant to the Credit Agreement, the Transferee shall assign its rights of indemnity hereunder to the Collateral Agent, on behalf of the Secured Parties. Upon such assignment, (a) the Collateral Agent, on behalf of the Secured Parties, shall have all rights of the Transferee hereunder and may in turn assign such rights, and (b) the obligations of the Transferor under this Section 8.2 shall inure to the Collateral Agent, on behalf of the Secured Parties. The Transferor agrees that, upon such assignment, the Collateral Agent, on behalf of the Secured Parties, may enforce directly, without joinder of the Transferee, the indemnities set forth in this Article IX.
ARTICLE IX

MISCELLANEOUS
Section 1.1.Liability of the Transferor. The Transferor shall be liable in accordance herewith only to the extent of the obligations in this Agreement specifically undertaken by the Transferor and with respect to its representations and warranties expressly set forth hereunder.
Section 1.2.Limitation on Liability. No claim may be made by the Transferor or any other Person against any Lender, the Collateral Agent, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Transferor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 1.3.Amendments; Limited Agency. Except as provided in this Section 9.3, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Transferee and the Transferor and consented to in writing by the Administrative Agent and the Collateral Agent. The Transferee shall provide not less than ten (10) Business Days’ or such lesser period as agreed to by the Administrative Agent prior written notice of any such amendment to the Administrative Agent and the Collateral Agent.
Section 1.4.Waivers; Cumulative Remedies. No failure or delay on the part of the Transferee (or any assignee thereof) or the Transferor, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or future exercise thereof or the exercise of any other power, right or remedy. The powers, rights and remedies herein provided are cumulative and not exhaustive of any powers, rights and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.
Section 1.5.Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:
If to the Transferee:

T Series Financing SPV LLC
1585 Broadway, 39th Floor
New York, NY 10036
Attention: Venu Rathi
Email: Venu.Rathi@morganstanley.com
If to the Transferor:

T Series Middle Market Loan Fund LLC
1585 Broadway, 39th Floor
New York, NY 10036
Attention: Orit Mizrachi
Email: Orit.Mizrachi@morganstanley.com
Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.
Section 1.6.Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Credit Agreement and the other Credit Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Credit Agreement and the Credit Documents. This Agreement may not be modified, amended, restated, waived or supplemented except as provided herein.
Section 1.7.Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 1.8.Governing Law; Submission to Jurisdiction.
(a)This Agreement will be governed by and construed in accordance with the law of the State of New York.
(b)Any suit, action or proceedings relating to this Agreement (collectively, "Proceedings") shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.
Section 1.9.WAIVER OF JURY TRIAL; Service of Process.
(a)EACH OF THE PARTIES HERETO AND THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES, BY ACCEPTING THE BENEFITS HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)Each of the Transferor and the Transferee agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Transferor or the Transferee, as applicable, at its address specified in Section 9.5. Nothing in this Section 9.9 shall affect the right of the Transferor or the Transferee to serve legal process in any other manner permitted by law.
Section 1.10.Costs, Expenses and Taxes.
(a)In addition to the rights of indemnification granted to the Transferee and its Affiliates and officers, directors, employees and agents thereof under Section 8.1 hereof, the Transferor agrees to pay on demand all reasonable, invoiced out-of-pocket costs and expenses of the Transferee or its assignees incurred in connection with the preparation, execution, delivery, enforcement, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Transferee or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all invoiced out-of-pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Transferee or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.
(b)The Transferor shall pay on demand any and all stamp, sales, excise and other similar Taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.
(c)The Transferor shall pay on demand all other reasonable, invoiced out-of-pocket costs and expenses incurred by the Transferee or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder, including, without limitation, all costs and expenses incurred by the Transferee or its assignees in connection with periodic audits of the Transferor’s books and records.
(d)For the avoidance of doubt, costs and expenses to be paid pursuant to this Section 9.10 shall exclude all allocable overhead costs and expenses.

Section 1.11.Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 1.12.Bankruptcy Non-Petition and Limited Recourse; Claims. The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Transferee any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day (or, if longer, the applicable preference period then in effect plus one day) after the payment in full of all Secured Obligations (other than contingent and unasserted indemnification and expense reimbursement obligations) and termination of the Financing Commitments. The Transferor hereby acknowledges that (i) the Transferee has no assets other than all Conveyed Assets Conveyed hereunder, (ii) the Transferee shall, immediately upon Conveyance hereunder, grant a security interest in the related Conveyed Assets to the Collateral Agent, on behalf of the Secured Parties, pursuant to the Credit Agreement, and (iii) Collections generated by all Conveyed Assets Conveyed hereunder will be applied to payment of the Transferee’s obligations under the Credit Agreement. In addition, the Transferor shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Transferee or any of its successors or assigns.
The provisions of this Section 9.12 are a material inducement for the Transferee to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Credit Agreement and the transactions contemplated thereby and are an essential term hereof. Each of the Transferee (or its assignees) and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.
Section 1.13.Binding Effect; Assignability.
(a)This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(b)Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Transferee or the Transferor except as permitted by this Section 9.13 or the Credit Agreement. Simultaneously with the execution and delivery of this Agreement, the Transferee will collaterally assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Transferor hereby expressly consents. Upon assignment by Transferee to the Collateral Agent, the Transferor agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement. The Collateral Agent, in such capacity, and the Administrative Agent shall each be a express third party beneficiary of the Transferee’s rights hereunder. The Collateral Agent, for the benefit of the Secured Parties, under the Credit Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Transferee and enforce the obligations of the Transferor hereunder without joinder of the Transferee.
Section 1.14.Waiver of Setoff.
(a)The Transferor’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Transferor might have against the Transferee, the Administrative Agent, the Collateral Agent, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Transferor.
(b)The Transferee shall have the right to set–off against the Transferor any amounts to which the Transferor may be entitled hereunder and to apply such amounts to any claims the Transferee may have against the Transferor from time to time under this Agreement. Upon any such set–off, the Transferee shall give notice of the amount thereof and the reasons therefor to the Transferor.
Section 1.15.Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 1.16.Rights of Inspection. The Transferee and its representatives and assigns may conduct and the Transferor will fully cooperate with, field examinations and audits (each an “Inspection”) of the Portfolio Investments and the business affairs of the Transferor with respect thereto each calendar year. Each such Inspection shall be at the sole expense of the Transferor that the Transferee shall use commercially reasonable efforts to coordinate audits under this Section 9.16 with any Inspections under Section 6.02(r) of the Credit Agreement. So long as no Event of Default has occurred and is continuing, such Inspections shall occur only (a) upon ten (10) days' prior written notice, (b) during normal business hours and (c) no more than once in any calendar year. Following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such Inspections and only one (1) Business Day prior notice will be required before any Inspection. The Transferee and its representatives and successors and assigns acknowledge that in exercising the rights and privileges conferred in this Section 9.16, it or its representatives or assigns may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Transferor has a proprietary interest. The Transferee and its representatives and successors and assigns agree that (i) they shall retain in strict confidence and shall use their best efforts to ensure that their representatives retain in strict confidence and will not disclose without the prior written consent of the Transferor any or all of such confidential and proprietary information, practices, books, correspondence and records furnished to them and (ii) that they will not, and will use their best efforts to ensure that their representatives and assigns will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such confidential and proprietary information, practices, books, correspondence and records without the prior written consent of the Transferor, unless such information is generally available to the public or is required by law to be disclosed.
Section 1.17.[Reserved].
Section 1.18.Confidentiality. Each of the parties hereto hereby agrees with the confidentiality provisions set forth in Section 10.13 of the Credit Agreement.
Section 1.19.Assignments of Portfolio Investments.

(a)Notwithstanding anything to the contrary herein, solely for administrative convenience and solely in the case of Portfolio Investments acquired by the Transferor from a third party, (i) the chain of endorsements required under any Related Documents by the third party to the Transferor and the Transferor to the Transferee may be satisfied by a direct endorsement from the applicable third party to the Transferee or (ii) delivery of the transfer documents or instruments may be satisfied by delivery of transfer documents or instruments evidencing the assignment of such Portfolio Investment by the applicable third party directly to the Transferee (and by the Transferee either to the Collateral Agent or in blank).
(b)Nothing in this Section 9.19 shall be deemed to impair any Conveyance made in accordance with this Agreement or limit (x) any requirement that any Portfolio Investment satisfies the Eligibility Criteria, (y) any requirement that any Portfolio Investment be purchased by (or contributed to) the Transferee from the Transferor pursuant to this Agreement (as evidenced by the assignments applicable to this Agreement) or (z) any representations or warranties with respect to Portfolio Investments so purchased (or contributed) or the liabilities or recourse of the Transferor or Transferee, as applicable, pertaining to such sales.
[Signature pages to follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.
T SERIES FINANCING SPV LLC,
as the Transferee

By:/s/ Venugopal Rathi
Name: Venugopal Rathi
Title: Treasurer

Exhibit D-30

T SERIES MIDDLE MARKET LOAN FUND LLC, as the Transferor

By:/s/ Orit Mizrachi
Name: Orit Mizrachi
Title: Chief Operating Officer
Exhibit D-31